Case 1:12-cv-10915
UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

)
PALOMAR MEDICAL	)
TECHNOLOGIES, INC.,	)
)
Plaintiff,	)
	)	Case No.: ______________
v.	)
	)	DEMAND FOR JURY TRIAL
TRIA BEAUTY, INC.,	)
)
Defendant.	)

COMPLAINT FOR ADDITIONAL
PATENT INFRINGEMENT

INTRODUCTION

1. This is an action arising under the patent laws of the United States, Title 35 of the United States Code, to remedy even more patent infringement by the defendant, Tria Beauty, Inc. ("Tria").  Tria and its Hair Removal Laser product (its primary product) are already being sued for infringement of two (2) fundamental United States patents invented and owned by the Massachusetts General Hospital in the litigation titled Palomar Medical Technologies, Inc. and The General Hospital Corporation v. Tria Beauty, Inc., Case No. 09-cv-11081-RWZ (D. Mass.).  Now, Tria and its Hair Removal Laser product also infringe another, recently issued patent invented and owned by Palomar Medical Technologies, Inc. ("Palomar"), United States Patent No. 8,182,473 ("the 473 patent").  This Palomar patent covers hand-held, cordless diode laser hair removal devices. Tria has essentially admitted infringement of this Palomar patent.  Tria is also legally estopped by its own actions from challenging its validity.  Therefore, Tria's liability is undisputed, and judgment should enter for the appropriate remedies of an injunction against the further manufacture, sale, importation, promotion and use of Tria's Hair Removal Laser and even more monetary damages awarded to Palomar for Tria’s infringing sales.

PARTIES

2. Plaintiff Palomar is a Delaware corporation founded in 1991 and long based in the Boston area with a principal place of business at 15 Network Drive, Burlington, MA  01803.  Palomar is an undisputed pioneer in light-based hair removal, having received its first FDA clearance for light-based hair removal in 1997 and the first FDA clearance of anyone for permanent light-based hair reduction in 1998.
3. Defendant Tria is a Delaware corporation with a principal place of business at 4160 Dublin Blvd., Suite 200, Dublin, CA  94568.  Tria was founded (under the name "SpectraGenics, Inc.") in January 2003; three of its founders, Robert E. Grove ("Grove"), Mark V. Weckwerth ("Weckwerth"), and Tobin C. Island ("Island") were former employees of a subsidiary of Palomar, Star Medical Technologies, Inc. ("Star").
4. Tria's principal product is a hand-held, cordless, laser diode Hair Removal Laser.  Tria, and Grove, Weckwerth, and Island filed patent applications relating to that product after founding Tria.  Those patent applications were published in 2004 as US 2004/0167500 and issued October 10, 2006 as U.S. Patent No. 7,118,563 ("the 563 patent").  Tria has repeatedly associated its 563 patent with its Hair Removal Laser product; for example, it marks that product with the statement that it is "Covered by one or more of the following patents: U.S. patents 7,118,563 …."
5. However, the United States Patent & Trademark Office ("USPTO") has now determined that Palomar, and not Tria, was the first to invent and owns the invention of Tria’s 563 patent.  On May 22, 2012 the PTO issued Palomar’s 473 patent with identical and broader claims as the Tria 563 patent and held that Palomar’s 473 patent is entitled to a patent application priority date long before the applications leading to the 563 patent were filed and Tria was even founded.

JURISDICTION AND VENUE

6. This Court has subject matter jurisdiction over Palomar's claims pursuant to 28 U.S.C. §§ 1331 and 1338(a).
7. Venue is proper in this District under 28 U.S.C. § 1400(b).  Tria has transacted business and committed acts of infringement nationwide, including in this District, by selling and offering to sell its Hair Removal Laser product.  This action arises from that business and infringement.
BACKGROUND

8. Palomar is the owner of the 473 patent, and of all right to recovery thereunder.  The 473 patent was duly and legally issued on May 22, 2012.  A true and correct copy of the 473 patent is attached hereto as Exhibit A.
9. Palomar’s 473 patent issued from patent application no. 11/603,712 (the 712 application).  The 712 application and Palomar’s 473 patent are entitled to a priority filing date before the applications leading to Tria’s 563 patent were filed and Tria was founded, as the USPTO held in a Notice of Allowance dated March 21, 2012.
10. When Palomar saw Tria's 563 patent issue in October 2006, Palomar recognized that Tria had wrongfully patented what Palomar had invented many years before.  Therefore, in January 2007, Palomar requested an interference at the USPTO between Palomar’s 712 application and Tria's 563 patent.  Pursuant to established interference practice, Palomar copied the eight claims of Tria’s 563 patent (and made some of them broader) and added them (as well as additional claims) to Palomar’s 712 application, so that the PTO could determine who had priority and actually invented the claimed invention first. Palomar specifically informed Tria in writing on December 1, 2006 that Palomar was taking these actions, and Tria’s counsel acknowledged receipt of this notice, none of which is disclosed in Tria’s Form S-1 recently filed with the U.S. Securities & Exchange Commission.

11. On March 21, 2012, instead of declaring an interference, the USPTO allowed all claims of Palomar’s 712 application (including those that came from Tria’s 563 patent) to Palomar, stating that "[T]he examiner agrees that applicant’s claim of priority to the ‘756 application [filed May 23, 2002] be accepted. The application has priority back to the 09/473,910 application which has a priority date of December 28, 1999.  Therefore, based on this accepted priority, the prior art reference of US 2004/0167500 to Weckwerth [the publication of Tria’s 563 patent applications] no longer qualifies as prior art."  The 712 application issued as Palomar’s 473 patent on May 22, 2012.  Claims 1-8 of the 473 patent correspond to the claims of Tria’s 563 patent, are identical to or broader than such claims, and cover hand-held, cordless diode laser hair removal devices.  In addition, the 473 patent contains additional claims that Tria infringes as well.
12. Therefore, Palomar invented, patented, and owns what Tria had wrongfully claimed as its own and patented in the 563 patent.
13. Because Tria has admitted (as it must) that its Hair Removal Laser product is covered by the 563 patent, it also has admitted that its product is covered by (and infringes) the identical and broader claims of Palomar’s 473 patent.

14. Because Tria is legally estopped by the doctrine of assignor estoppel from challenging the validity of the claims of its 563 patent, Tria is also legally estopped from challenging the validity of claims of Palomar’s 473 patent.  And Tria could hardly claim priority of invention before that of Palomar’s 473 patent, because Tria did not even exist at the time (according to Tria's Form S-1 recently filed with the U.S. Securities & Exchange Commission), and the Tria founder/inventors then worked for other companies to whom, presumably, they had a duty to assign their inventions.
15. Therefore, Tria's liability for infringement of Palomar’s 473 patent is undisputed and appropriate injunctive and monetary damages remedies should issue.
16. Palomar’s 473 patent does not expire until 2023.  The PTO has currently granted the 473 patent a Patent Term Adjustment (extension) of 1400 days.

CLAIM FOR RELIEF

17. Tria has infringed and continues to infringe Palomar’s 473 patent under 35 U.S.C. §§ 271(a), 271(b), and 271(c) including by making, selling, importing, using, and/or offering for sale Tria’s Hair Removal Laser product and by inducing and contributing to the infringement by others who sell, offer for sale, import, and/or use that product.  Tria is also liable as an infringer under 35 U.S.C. § 271(f) for the manufacture or sale of any of its Hair Removal Laser products assembled outside the United States with a substantial portion of the components (such as the diode lasers) supplied in or from the United States.
18. Upon information and belief, Tria's infringement has been and continues to be willful and deliberate.  Tria wrongfully patented and makes, sells, imports, and uses a product that Palomar invented years before and which the PTO has determined was first invented by Palomar. Tria knew that Palomar was undertaking proceedings at the USPTO to prove that, yet proceeded to infringe even more despite having that knowledge.  Tria has no objectively reasonable defense to liability for infringement and knows or should know that.

19. As a result of Tria's infringement, Palomar will suffer severe and irreparable harm and substantial monetary damages.
WHEREFORE, Palomar requests that the Court:
20. Adjudge that Palomar is the owner of the 473 patent with the right to recovery thereunder, and that the 473 patent is good and valid in law and enforceable;
21. Adjudge that Tria has and continues to infringe the 473 patent, and that such infringement has been willful and deliberate;
22. Preliminarily and permanently enjoin Tria, its officers, directors, employees, agents, licensees, successors, assigns, and all persons in concert with them, from further infringement of the 473 patent;
23. Award Palomar monetary damages;
24. Treble the damages assessed;
25. Award Palomar its costs and reasonable attorneys' fees; and
26. Award Palomar such other relief as the Court deems just and proper.

DEMAND FOR JURY TRIAL

Palomar claims a trial by jury on all issues so triable.

Dated: May 22, 2012	Respectfully submitted,
WILMER CUTLER PICKERING HALE AND DORR LLP

Wayne L. Stoner (BBO# 548015)
Vinita Ferrera (BBO# 631190)
Kate Saxton (BBO# 655903)
Dimple Chaudhary (BBO# 674845)
Leslie Pearlson (BBO# 675454)
Wilmer Cutler Pickering
 Hale and Dorr, LLP
60 State Street
Boston, MA  02109
Telephone: +1-617-526-6000
Facsimile: +1-617-526-5000

Attorneys for Plaintiff PALOMAR MEDICAL TECHNOLOGIES, INC.